Exhibit 99.1

Dialogic Inc. Reports First Quarter 2012 Financial Results

May 9, 2012, Milpitas, CA—(BUSINESS WIRE)—Dialogic Inc. (NASDAQ:DLGC), a leading provider of communications technologies that power advanced networks, today announced first quarter financial results for the period ending March 31, 2012.

Recent Highlights

•	Announced balance sheet restructuring that will reduce long-term debt from $99.0 million to $61.0 million upon stockholder approval at our upcoming Annual Stockholders Meeting.

•	Announced significantly lower interest rate on remaining long-term debt that is expected to reduce cash interest in 2012 by $2.6 million per quarter or $10.6 million annually.

Financial Results

On a GAAP basis, Dialogic achieved the following financial results for the first quarter of 2012 as compared to the first quarter of 2011 and the fourth quarter of 2011.

•	Total revenue for the first quarter of 2012 was $41.1 million compared to $44.9 million for the first quarter of 2011 and $50.0 million for the fourth quarter of 2011.

•	Gross margin for the first quarter of 2012 was 60.5% compared to 57.0% for the first quarter of 2011 and 58.1% for the fourth quarter of 2011.

•	Operating expense for the first quarter of 2012 was $32.1 million compared to $42.6 million for the first quarter of 2011 and $33.9 million for the fourth quarter of 2011.

•

Net Loss attributable to shareholders for the first quarter of 2012 was $14.1 million, or $0.45 per share, compared to $21.3 million, or $0.68 per share, for the first quarter of 2011 and $9.2 million, or $0.29 per share, for the fourth quarter of 2011.

As reflected below in the Reconciliation of Condensed Consolidated Statement of Operations Loss to Adjusted EBITDA results, on a non-GAAP basis, Dialogic achieved the following financial results for the first quarter of 2012 as compared to the first quarter of 2011 and to the fourth quarter of 2011.

•	Total Revenue for the first quarter of 2012 of $41.6 million compared to $45.9 million for the first quarter of 2011 and $50.4 million in the fourth quarter of 2011.

•	Gross margin for the first quarter of 2012 of 64.9% compared to 63.0% for the first quarter of 2011 and 65.8% for the fourth quarter of 2011.

•	Operating expenses for the first quarter of 2012 of $29.5 million compared to $35.0 million for the first quarter of 2011 and $28.8 million for the fourth quarter of 2011.

•	Adjusted EBITDA for the first quarter of 2012 of ($2.5 million) compared to ($6.1 million) for the first quarter of 2011 and $4.4 million for the fourth quarter of 2011.

“As we review our non-GAAP financial results for the first quarter of 2012 as compared to the first quarter of 2011, we are pleased to report improvements in gross margin consistent with the growing importance of our Next-Gen portfolio and significant streamlining of operating expenses consistent with positioning the company for improved financial performance,” said Nick Jensen, Dialogic Chairman and Chief Executive Officer. “For the second quarter of 2012, we expect revenue to increase and non-GAAP operating expenses to decrease as compared to the first quarter. In addition, we reaffirm that we expect to achieve positive cash flow for the fiscal year.”

“Management focused significant effort during the quarter on resolving our long-term balance sheet challenges and we are pleased to have created a more favorable structure” said Jensen. “The company will have greater financial flexibility and will continue to focus on accelerating the growth of our Next-Gen portfolio including Bandwidth Optimization Mobile Backhaul for 2G/3G and LTE networks, Core Switching, Session Border Controllers, Mobile Video and our PowerMedia Media Server software,” said Jensen.

Conference Call Information

Dialogic will hold its first quarter earnings conference call at approximately 4:30pm Eastern Time on Wednesday, May 9, 2012. Dialogic will offer a live webcast of the conference call, which will also include forward-looking information. For parties in the United States, call 1-800-860-2442 to access the conference call. International parties can access the call at 412-858-4600. The webcast will be accessible from the “Investor Relations” section of the Dialogic website (www.dialogic.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available one hour after the call and will run for one month. To hear the replay, parties in the United States should call 1-877-344-7529 and enter passcode 10006191#. International parties should call 1-412-317-0088 and enter passcode 10006191#. In addition, Dialogic’s press release will be distributed via Business Wire and posted on the Dialogic website before the conference call begins (DLGC-IR).

About Dialogic

Dialogic (NASDAQ: DLGC) develops products and technologies that enable operators to provide – and subscribers to enjoy—an enhanced mobile experience. Whether our products are used in mobile value-added service solutions or to transform, connect and optimize communications services, Dialogic understands that mobile experience matters. Our technology touches over two billion mobile subscribers a day and our network solutions carry more than 15 billion minutes of traffic per month.

For more information on Dialogic and the communications solutions built on Dialogic® technology, visit www.dialogic.com and www.dialogic.com/showcase.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Dialogic believes that presenting non-GAAP operating income (loss) is useful to investors, because it describes the operating performance of Dialogic. Dialogic management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. Dialogic considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation as well as certain nonrecurring expenses. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. The non-GAAP financial information Dialogic presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Dialogic provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA plus adjustments for nonrecurring items or other adjustments. Adjusted EBITDA includes EBITDA and also non-cash stock compensation expense, purchase price adjustments resulting from the fair value adjustments of the assets and liabilities of Veraz Networks as of October 1, 2010, acquisition and integration related costs, restructuring expenses, SEC inquiry expenses and foreign exchange gains (losses). Dialogic considers Adjusted EBITDA as a key metric in evaluating its financial performance.

Stock-based compensation: These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under ASC 718. Dialogic excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses and are also excluded by our lender in the calculation of EBITDA. As Dialogic applies ASC 718, it believes that it is useful to its investors to understand the impact of the application of ASC 718 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Dialogic and because such expense is not used by management to assess the core profitability of our business operations. Dialogic further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures better facilitates comparisons to our competitors’ operating results.

SEC inquiry expense: Due to the generally nonrecurring nature and magnitude of expense associated with the SEC inquiry, Dialogic excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to our ability to generate positive cash flow, the potential market for and market acceptance of our products, industry and competitive market conditions, gross margin expansion, creating new revenue opportunities, reducing operating expenses and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Dialogic’s business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Dialogic is a registered trademark of Dialogic Inc. or a subsidiary. All other company and product names may be trademarks of the respective companies with which they are associated.

Investor Relations:

MBS Value Partners

Ron Vidal, 212-750-5800

ron.vidal@mbsvalue.com

or

Dialogic Inc.

Vice President, Strategic Planning & IR

Andrew Goldberg, 973-967-6425

Andrew.Goldberg@dialogic.com

DIALOGIC INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Revenues:
Products	$31,510	$38,660	$36,210
Services	9,597	11,352	8,654

Total revenues	41,107	50,012	44,864

Cost of Revenues:
Products	11,067	15,753	13,943
Services	5,171	5,207	5,350

Total cost of revenues	16,238	20,960	19,293

Gross profit	24,869	29,052	25,571

Operating Expenses:
Research and development, net	12,823	12,300	14,790
Sales and marketing	11,611	12,464	14,879
General and administrative	7,585	8,369	8,970
Restructuring charges	57	793	3,985

Total operating expenses	32,076	33,926	42,624

Loss from operations	(7,207)	(4,874)	(17,053)
Interest and other income (expense)	(83)	76	(24)
Interest expense, related party	(4,100)	(4,789)	(3,568)
Changes to fair value of warrants	(2,233)	—	—
Foreign exchange gains (losses), net	(102)	118	(132)

Loss before income taxes	(13,725)	(9,469)	(20,777)
Income taxes provision (benefit)	360	(306)	502

Net loss	$(14,085)	$(9,163)	$(21,279)

Net loss allocable to common stockholders per share—basic and diluted	$(0.45)	$(0.29)	$(0.68)

Weighted-average shares outstanding used in computing net loss per share — basic and diluted:	31,495	31,113	31,219

DIALOGIC INC.

Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA results

(In thousands, except per share data, unaudited)

	Three Months Ended March 31, 2012
	Statement of Operations	Adjustments		Adjusted EBITDA
Revenues:
Products	$31,510	$170	B	$31,680
Services	9,597	307	B	9,904

Total revenues	41,107	477		41,584

Cost of Revenues:
Products	11,067	(1,650)	A,B,C, F	9,417
Services	5,171	—		5,171

Total cost of revenues	16,238	(1,650)		14,588

Gross profit	24,869	2,127		26,996

Operating Expenses:
Research and development, net	12,823	(592)	A,C	12,231
Sales and marketing	11,611	(1,037)	A,C	10,574
General and administrative	7,585	(929)	A,C,D,E,G	6,656
Restructuring charges	57	(57)		—

Total operating expenses	32,076	(2,615)		29,461

Loss from operations	(7,207)	4,742		(2,465)
Interest and other income (expense)	(83)	83		—
Interest expense, related party	(4,100)	4,100		—
Changes to fair value of warrants	(2,233)	2,233		—
Foreign exchange gains (losses), net	(102)	102		—

Loss before income taxes	(13,725)	11,260		(2,465)
Income taxes provision (benefit)	360	(360)		—

Net loss	$(14,085)	$11,620		$(2,465)

DIALOGIC INC.

Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA results

(In thousands, except per share data, unaudited)

	Three Months Ended December 31, 2011
	Statement of Operations	Adjustments		Adjusted Non-GAAP
Revenues:
Products	$38,660	$144	B	$38,804
Services	11,352	281	B	11,633

Total revenues	50,012	425		50,437

Cost of Revenues:
Products	15,753	(3,693)	A,B,C,F	12,060
Services	5,207	—		5,207

Total cost of revenues	20,960	(3,693)		17,267

Gross profit	29,052	4,118		33,170

Operating Expenses:
Research and development, net	12,300	(575)	A,C	11,725
Sales and marketing	12,464	(1,466)	A,C	10,998
General and administrative	8,369	(2,323)	A,C,D,E	6,046
Restructuring charges	793	(793)		—

Total operating expenses	33,926	(5,157)		28,769

Loss from operations	(4,874)	9,275		4,401
Interest and other income (expense)	76	(76)		—
Interest expense, related party	(4,789)	4,789		—
Foreign exchange gains (losses), net	118	(118)		—

Loss before income taxes	(9,469)	13,870		4,401
Income taxes provision (benefit)	(306)	306		—

Net loss	$(9,163)	$13,564		$4,401

DIALOGIC INC.

Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA results

(In thousands, except per share data, unaudited)

	Three Months Ended March 31, 2011
	Statement of Operations	Adjustments		Adjusted EBITDA
Revenues:
Products	$36,210	$159	B	$36,369
Services	8,654	871	B	9,525

Total revenues	44,864	1,030		45,894

Cost of Revenues:
Products	13,943	(2,300)	A,B,C	11,643
Services	5,350	—		5,350

Total cost of revenues	19,293	(2,300)		16,993

Gross profit	25,571	3,330		28,901

Operating Expenses:
Research and development, net	14,790	(576)	A,C	14,214
Sales and marketing	14,879	(1,862)	A,C	13,017
General and administrative	8,970	(1,209)	A,C,D	7,761
Merger costs	—	—		—
Restructuring charges	3,985	(3,985)		—

Total operating expenses	42,624	(7,632)		34,992

Loss from operations	(17,053)	10,962		(6,091)
Interest and other income (expense)	(24)	24		—
Interest expense, related party	(3,568)	3,568		—
Foreign exchange gains (losses), net	(132)	132		—

Loss before income taxes	(20,777)	14,686		(6,091)
Income taxes provision (benefit)	502	(502)		—

Net loss	$(21,279)	$15,188		$(6,091)

(A)	Stock-based compensation for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 was as follows:

	March 31, 2012	December 31, 2011	March 31, 2011
Cost of revenues	$84	$79	$76
Research and development, net	240	199	143
Sales and marketing	222	196	164
General and administrative	140	225	369

	$686	$699	$752

(B)	Purchase price adjustments for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 was as follows:

	March 31, 2012	December 31, 2011	March 31, 2011
Revenues:
Products	$170	$144	$159
Services	307	281	871

Total revenues	477	425	1,030

Cost of Revenues:
Products	—	18	49

Total cost of revenues	—	18	49

Operating Expenses:
Sales and Marketing	—	—	392

Total operating expenses	$—	$—	$392

(C)	Depreciation and amortization for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 was as follows:

	March 31, 2012	December 31, 2011	March 31, 2011
Cost of revenues	$1,566	$2,096	$2,175
Research and development, net	352	376	433
Sales and marketing	815	1,270	1,306
General and administrative	578	776	840

	$3,311	$4,518	$4,754

(D)	SEC Inquiry for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 was as follows:

	March 31, 2012	December 31, 2011	March 31, 2011
General and administrative	$(237)	$1,147	$—

	$(237)	$1,147	$—

(E)	Integration for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 was as follows:

	March 31, 2012	December 31, 2011	March 31, 2011
General and administrative	$148	$175	$—

	$148	$175	$—

(F)	Litigation settlement for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 was as follows:

	March 31, 2012	December 31, 2011	March 31, 2011
Cost of revenues	$—	$1,500	$—

General and administrative	$—	$1,500	$—

(G)	Debt restructuring costs for three months ended March 31, 2012, December 31, 2011 and March 31, 2011 was as follows:

	March 31, 2012	December 31, 2011	March 31, 2011
General and administrative	$300	$—	$—

	$300	$—	$—

DIALOGIC INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	Unaudited	Unaudited
	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$5,123	$10,353
Restricted cash	1,550	1,497
Accounts receivable, net	48,334	47,460
Inventories	18,581	20,127
Prepaid expenses	3,591	3,580
Deferred taxes	7	—
Other current assets	6,095	5,577

Total current assets	83,281	88,594
Property and equipment, net	7,492	7,947
Intangible assets, net	31,060	33,267
Goodwill	31,223	31,223
Deferred debt issuance costs, net	454	286
Deferred taxes	611	550
Other assets	1,542	1,475

Total assets	$155,663	$163,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness	$12,285	$12,509
Accounts payable	27,394	21,569
Accrued liabilities	19,616	23,417
Deferred revenue	15,993	14,872
Income tax payable	1,502	1,665
Short-term debt, related party	—	—
Interest payable on long-term debt	117	3,452

Total current liabilities	76,907	77,484
Long-Term liabilities:
Long-term debt, related party	90,523	94,675
Warrants	10,705	—
Accrued restructuring	2,275	2,471
Income taxes payable	2,362	2,338
Deferred revenue	1,775	1,810

Total liabilities	184,547	178,778
Commitments and contingencies
Stockholders’ equity:
Common shares and additional paid-in capital	222,779	222,093
Accumulated other comprehensive (loss)	(22,255)	(22,206)
Accumulated deficit	(229,408)	(215,323)

Total stockholders’ equity (deficit)	(28,884)	(15,436)

Total liabilities and stockholders’ equity (deficit)	$155,663	$163,342